EXHIBIT 23.1

                           INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders
  of Vermont Pure Holdings, Ltd.
Randolph, Vermont


     We consent to the incorporation by reference in Registration Statement No. 33-95908 on Form S-8 of Vermont Pure Holdings, Ltd. of our report, dated December 13, 1996, appearing in the Annual Report on Form 10-KSB of Vermont Pure Holdings, Ltd. for the year ended October 26, 1996.


\S\ FELDMAN RADIN & CO., P.C.
-----------------------------
Feldman Radin & Co., P.C.


New York, New York
January 23, 1997